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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 23, 2002

                           NATIONAL STEEL CORPORATION

             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

              1-983                                    25-0687210
     (Commission File Number)              (IRS Employer Identification No.)

4100 Edison Lakes Parkway, Mishawaka, IN                     46545-3440
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:         574-273-7000

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Combined Monthly Operating Report for the month ended November 30, 2002.

ITEM 9. REGULATION FD DISCLOSURE

As previously disclosed, on March 6, 2002 National Steel Corporation (the "Company") and forty-one of its domestic subsidiaries (collectively "the Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Court"). Certain majority owned subsidiaries of the Company have been excluded from the Chapter 11 filings. The case was assigned to the Hon. John H. Squires and is being jointly administered under case number 02-08699. The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

On December 23, 2002, the Debtors filed with the Court their required combined monthly operating report for the month ended November 30, 2002 (the "Operating Report") in a form prescribed by the office of the United States Trustee of the Department of Justice for the Northern District of Illinois, Eastern Division.
Exhibit 99.1 to this Current Report on Form 8-K contains the text of the Operating Report.

The Company cautions readers not to place undue reliance upon the information contained in the Operating Report. The information in the Operating Report was not audited, however, in the opinion of the Company's management, the information reflects all adjustments necessary for a fair presentation of the results for the periods presented in accordance with generally accepted accounting principles. There can be no assurance that the Operating Report is complete. The Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company's reports pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial statements in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NATIONAL STEEL CORPORATION

Date:  December 23, 2002             By:  /s/ Kirk A. Sobecki
                                        ----------------------------
                                          Kirk A. Sobecki
                                          Senior Vice President and Chief
                                          Financial Officer